PART II AND III

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

TIER II OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Skybox Sports Network Inc.
(Exact name of registrant as specified in its charter)

Date: ________________________, 2020

Nevada	8999	85-1455105
(State of Other Jurisdiction Of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Ronald Frederickson
(888) 884-2537
skyboxsn@gmail.com
www.skyboxsportsnetwork.com
6351 Henson Street
Suite C
Las Vegas
Nevada 89118

Please send copies of all correspondence to our corporate business address: X

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED ________________, 2020

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

SKYBOX SPORTS NETWORK INC.

6351 Henson Street, Suite C

Las Vegas, Nevada. 89118

(888) 884-2537; www.skyboxsportsnetwork.com

Best Efforts Offering of up to 20,000,000 Shares of Common Stock

This is the initial public offering of securities of Skybox Sports Network Inc., a Nevada corporation (“we,” “us,” “our,” “our company” or the “Company”). In this offering we are offering 20,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering statement. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Ronald Frederickson. He will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the 20,000,000 shares being offered by the Company. All the shares being qualified for sale by the Company will be sold at a fixed price of $0.50 per share for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our director(s) for an additional 90 days. We may however, at any time and for any reason terminate the offering.

	Price to Public(1)	Underwriting Discount and Commissions(2)	Proceeds to Issuer	Proceeds to Other Persons
Per share	$.50	$0.00	$.50	$0.00
Total Maximum	$10,000,000	$0.00	$10,000,000	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.
(2)	The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling, and other costs incurred in this offering, which we estimate will be $20,00 in the aggregate. See the section entitled “Plan of Distribution.”

Currently, our officers and directors own 2,000,000 of our Common Stock and have 100% of the voting power of our outstanding capital stock. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be invested in the offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the company. There has been no public trading market for the common stock of SKYBOX SPORTS NETWORK INC. The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A

The date of this offering circular is ________, 2020

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

TABLE OF CONTENTS

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘‘SKYBOX SPORTS NETWORK INC.,’’ the “Company,’’ ‘‘we,’’, “Skybox:”, ‘‘us,’’ and ‘‘our,’’ refer to SKYBOX SPORTS NETWORK INC., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending June 30. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified using words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

The Company

We were incorporated in the State of Nevada on June 15, 2020

Our corporate business address is: 6351 Henson Street, Suite C, Las Vegas, NV 89118. Our phone number is (888) 884-2537. Our E-Mail address skyboxsn@gmail.com. We maintain a website at www.skyboxsportsnetwork.com . Information available on our website is not incorporated by reference in and is not deemed a part of this offering circular.

Our company

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date, we have had no revenues. The Company has not generated any revenues since inception and sustained an accumulated net loss of $(15.00) for the period from inception to June 30, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

The Offering

All dollar amounts refer to US dollars unless otherwise indicated.

Through this offering, we intend to qualify 20,000,000 shares for offering to the public. We are offering these shares at a price per share of $0.50. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	20,000,000 shares of common stock at a price of $0.50 per share. Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at price per share of $0.50.

Number of shares of common stock outstanding before the offering of common stock	2,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	22,000,000 common shares will be issued and outstanding if we sell all the shares we are offering herein.

Additional Information:	For additional information refer to Item 14, Securities Being Offered beginning on page 23.

The minimum number of shares to be sold in this offering	None.
Best efforts offering:	We are offering shares on a “best efforts” basis through our Chief Executive Officer, Mr. Frederickson, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Market for the common shares	Our common stock is not listed for trading on any exchange or automated quotation system. There can be no assurance that any market for our common stock or any of our other securities will ever develop.

Use of Proceeds	We intend to use the net proceeds to us for working capital.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 20,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Restrictions on Investment:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The minimum number of shares to be sold in this offering	None.

Best efforts offering:	We are offering shares on a “best efforts” basis through our Chief Executive Officer, Mr. Frederickson, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Market for the common shares	Our common stock is not listed for trading on any exchange or automated quotation system. There can be no assurance that any market for our common stock or any of our other securities will ever develop.

Use of Proceeds	We intend to use the net proceeds to us for working capital.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 20,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Restrictions on Investment:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Risk Factors

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Risks Related to our Business

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact that to date, we have generated no revenues.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $(15.00) for the period from inception to June 30, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts. If the Company ceases to continue as a going concern, you will lose your entire investment.

This offering is being conducted by the Company who are solely responsible for the accuracy of the disclosures in our prospectus.

We have self-underwritten our offering on a “best efforts” basis, which means the Company will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount. The Company and its management are solely responsible for the accuracy and adequacy of its disclosures.

We are not currently profitable and may not become profitable.

We have incurred operating losses since our formation and expect to incur losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. There is substantial doubt as to our ability to continue as a going concern.

As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

We are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, this could have a negative effect on the value of the common stock.

We must raise approximately $1,000,000 of the $10,000,000 offered in this offering unless we begin to generate enough revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Our minimal operating history gives no assurances that our future operations will result in profitable revenues, which could result in the suspension or end of our operations.

We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues.

There is substantial doubt as to our ability to continue as a going concern. We have incurred significant operating losses since our formation and expect to incur significant losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

We are a new company with a limited operating history, and we face a high risk of business failure that could result in the loss of your investment.

We are a development stage company formed to carry out the activities described in this offering circular and thus have only a limited operating history upon which an evaluation of our business can be made. We have limited business operations.

Accordingly, our future revenue and operating results are difficult to forecast. As of the date of this Offering Circular, we have earned no revenue. Failure to generate revenue in the future will cause us to go out of business, which could result in the complete loss of your investment.

Our officers and directors control our company and may unilaterally make decisions regarding corporate transactions that are contrary to investor interests.

Our officers and directors currently own 100% of our outstanding voting securities. If more than $1 million is raised in this offering, our executive officers and directors may not continue to control our company. The Officers and Directors retain the right to issue themselves more shares so as not to lose control of the Company. Our officers and directors have the ability to control the voting power of our outstanding capital stock. The officers and directors retain the right to vote to issue new additional shares for, but not limited to further capital infusions, bonuses, new employee and director incentives, consulting work on behalf of the, infusion of assets, etc. These transactions will be voted on and approved by the Board of Directors. The price for these types of transactions is not fixed at this time and may vary, and some shares may be issued at par value of $0.001. These shares will bear a restrictive legend under Rule 144 unless registered at some future date by the Company. Investors may find that his decisions are contrary to their interests. You should not purchase shares unless you are willing to entrust all aspects of management to our officers and directors, or their successors. Management will have the ability to make decisions regarding: (i) changing the business without shareholder notice or consent, (ii) make changes to the articles of incorporation whether to issue additional common and preferred stock, including themselves, (iii) make employment decisions, including compensation arrangements; and (iv) whether to enter into material transactions with related parties.

As a result, our officers and directors will have control of the Company and be able to choose all our directors. Their interests may differ from the ones of other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and their ability to continue to manage the business given the amount of time they are able to devote to us.

Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon their management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our officers and directors will not abuse their discretion in executing our business affairs, as their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the officers and directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Adverse developments that develop in the global economy restricting the credit markets may materially and negatively impact our business.

Though current global economic conditions appear stable and it has been several years from the last downturn in the world’s major economies which constrained the credit markets, we must be aware that similar events could occur quickly and could heighten a number of material risks to our business, cash flows, and financial condition, as well as our future prospects. Any such current or future issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, any current or future volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. Should a credit crisis develop in other countries, for example, which could create concerns over any number of economic indicators, it could increase volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise sufficient capital from this offering.

Our operating results may prove unpredictable, which could negatively affect our profit.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from operations our inability to secure long-term service contract with the utilities that benefit from the installed technology; the level of commercial acceptance of our technology; fluctuations in the demand for our technology; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

Because we are entirely dependent on the efforts of our officers and directors, any one of their departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key-person life insurance on any of our officers and directors.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we are unable to manage our future growth, our business could be harmed, and we may not become profitable.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Competitors may enter this sector with superior infrastructure and backing, infringing on our customer base, and affecting our business adversely.

We have identified a market opportunity for our services. Competitors may enter this sector with superior service. This would infringe on our customer base, having an adverse effect upon our business and the results of our operations.

Since we anticipate operating expenses will increase prior to earning revenue, we may never achieve profitability.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our products and services will attract potential buyers, generate any operating revenue, or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

COVID-19 and similar health epidemics and contagious disease outbreaks could significantly disrupt our operations and adversely affect our business, results of operations, cash flows or financial condition.

In December 2019, a novel strain of coronavirus (“COVID-19”) was identified, and on March 11, 2020, the World Health Organization declared COVID-19 as a global pandemic. Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. In particular, the governments in jurisdictions where our employees are located have imposed limitations on gatherings, social distancing measures and restrictions on movement, only allowing essential businesses to remain open. Such restrictions have resulted in temporary store closures, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other restrictions, any of which may negatively impact workforces, customers, consumer sentiment and economies in many markets and, along with decreased consumer spending, have led to an economic downturn throughout much of the world.

Our business is largely tied to the disposable income of our subscribers and clients. The global economic and financial uncertainty may result in significant declines to the number of clients using our products. See “— A reduction in discretionary consumer spending could have an adverse impact on our business.”

In response to the COVID-19 outbreak, we will transition many of our future employees to remote working arrangements. It is possible that this could have a negative impact on the execution of our business plans and operations. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in player privacy, IT security and fraud concerns as well as increase our exposure to potential wage and hour issues.

The degree to which COVID-19 affects our financial results and operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the governmental actions and regulations imposed to contain the virus or treat its impact, how quickly and to what extent pre-pandemic economic and operating conditions can resume and overall changes in players’ behavior. To the extent the COVID-19 pandemic could affect our business and financial results, it may also have the effect of heightening other risks described in this “Risk Factors” section.

Risks Related to This Offering

Due to the lack of a current public market for our common stock, investors may have difficulty in selling stock they purchase.

Prior to this offering, no public trading market existed for our securities. There can be no assurance that a public trading market for our common stock will develop or that a public trading market, if developed, will be sustained. Because there is none and may be no public market for our stock, we may not be able to secure future equity financing which would have a material adverse effect on our company

Furthermore, when and if our common stock is eligible for quotation on the OTC Market, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our securities available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

The Governing Law, and Venue may add significant cost, discourage claims, and limit investors ability to bring a claim in a judicial forum the investor deems more favorable.

This Agreement shall be construed in accordance with, and governed by, the laws of the District Court of the Clark County Judicial District of the State of Nevada for any claim as to which the Clark County District Court of the State of Nevada has jurisdiction. Unless any claim as to which the Clark County District Court of the State of Nevada determines there is an indispensable party not subject to the jurisdiction of the Clark County District Court of the State of Nevada (and the indispensable party does not consent to the personal jurisdiction of the Clark County District Court of the State of Nevada within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Clark County District Court of the State of Nevada, or for which the Clark County District Court of the State of Nevada does not have subject matter jurisdiction. This provision does not, nor is intended to, apply to claims under the Federal securities laws. This exclusive legal forum provision could add significant cost, discourage claims, and limits the ability of investors to bring a claim in a more favorable legal forum or jurisdiction. This provision does not apply to purchasers in secondary transactions. This provision also does apply to the Subscription Agreement for this Offering.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because buyers will pay more for our common stock than what the pro rata portion of the assets are worth.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.50. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if a market develops in our securities.

We have 75,000,000 authorized shares of common stock, of which 2,000,000 shares are currently issued and outstanding and 22,000,000 shares will be issued and outstanding after this offering terminates (assuming all shares have been sold). Our management could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 75,000,000 shares of common stock. Upon completion of this offering, we will have approximately 22,000,000 shares of common stock issued and outstanding if all shares offered are sold. Accordingly, we may issue up to an additional 53,000,000 shares of common stock after this offering. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

As we do not have an escrow or trust account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In the event that our shares are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares trade below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Federal Regulations regarding the online betting and gaming business may negatively impact the Company’s business model going forward.

In May 2018 the United States Supreme Court struck down a federal law that bars gambling on professional and college sports paving the way for legalized gambling on sports. There are currently eight states offering sports betting with an estimated thirty more in different states of legalization. SKYBOX unique hardware and software offerings give us a front row advantage as a "Picks and Shovel" provider of products. Restaurant establishments, bars, nightclubs, arena stadiums, casinos, racetracks and millions of home consumers generate demand for our colorful entertaining offerings. The Company cannot guarantee that this may change. If new legislation in enacted at the US Federal level that could adversely affect the Company ability to impact that market with its products and services.

Status as Not a Shell Company

The Company it is not a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a “start-up” company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from “shell” companies covered under Rule 144(i)(1)(i) (the “Rule”). In adopting the definition of a shell company in SEC Release No. 33-8587 (the “Release”), the Commission stated that it intentionally did not define the term “nominal” and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered “nominal” is, to a large degree, subjective and based upon facts and circumstances of each individual case.

The Company is actively engaged in the implementation and deployment of its business plan. These activities include:

The Company’s operations are more than just “nominal.” As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company’s operations are in-fact “nominal”. Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a “shell” company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term “nominal” regarding a shell company.

It is reasonably commonplace that development stage or “start-up” companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible avenues to develop its business model. The Company believes that by being a company this should increase its image and credibility in the marketplace and provide possible sources of funding for its business.

The Company’s management has been working at implementing the Company’s core business strategy, including, but not limited to, and business development in anticipation of its progressing operations and the development of its business model. The Company’s operations are more than “nominal” and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in Release Footnote 32.

Dilution

The price of the current offering is fixed a $0.50 per share. This price is significantly higher than the price paid by the Company’s officers and directors and early investors which was $0.01005.

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

We intend to sell 20,000,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 20,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	2,000,000	9.1%	$20,100	0.21%	$0.01005
Purchasers of Shares	20,000,000	90.9%	$10,000,000	99.79%	$0.50
Total	22,000,000	100%	$10,020,100	100%	$.46

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us (If all 20 million shares are sold and the full $10 million is raised), the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2020. Totals may vary due to rounding.

	25% of offered shares are sold	50% of offered shares are sold	75% of offered shares are sold	100% of offered shares are sold
Offering Price	$0.50	$0.50	$0.50	$0.50

Net tangible book value at June 30, 2020	$0.01004	$0.01004	$0.01004	$0.01004

Net tangible book value after giving effect to the offering	$0.360	$0.418	$0.442	$0.455

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.350	$0.408	$0.432	$0.445

Per Share Dilution to New Investors	$0.14	$0.08	$0.06	$0.04

Percent Dilution to New Investors	28.02%	16.35%	11.55%	8.93%

DETERMINATION OF OFFERING PRICE

The offering price of the common stock is not fixed and has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or if developed, it will continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by the Company through a direct offering. Our Common Stock may be sold or distributed from time to time by the Company utilizing general solicitation through the internet, social media, and any other means of widespread communication. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Company and/or purchasers of the common stock for whom the broker-dealers may act as agent. The Company has 2,000,000 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 20,000,000 shares of its common stock for sale at $0.50 per share.

Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Ronald Frederickson as current sole officer and director. He will not receive any commissions or proceeds for selling the shares on our behalf. In connection with the Company’s selling efforts in the offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ronald Frederickson is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ronald Frederickson will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ronald Frederickson will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In the following states we cannot offer or sell our shares of common stock unless we register as an issuer dealer: Alabama, Arizona, Florida, Nebraska, Nevada, New Jersey, New York, North Dakota, Texas and Washington. If we wish to offer and sell our shares of common stock in these states, we will hire an SEC registered broker-dealer to serve as our placement agent. We may, however, decide to comply with a particular state’s issuer dealer registration requirements, in New York, for example, if we deem it appropriate.

The Company will receive all proceeds from the sale of the 20,000,000 shares being offered on behalf of the company itself. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this offering circular will be sold at a fixed price of $0.50 per share.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $20,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

·	Execute and deliver a subscription agreement; and
·	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “SKYBOX SPORTS NETWORK INC.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are limits on how many shares an investor may purchase if the offering does not result in a listing on a national securities exchange. The following would apply unless we are able to obtain a listing on a national securities exchange.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares of our common stock in the offering.

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of shares of our common stock in the offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Market. We intend to seek coverage and publication of information regarding our company in an accepted publication, which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.50. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $10,000,000 as anticipated.

If 20,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$ 750,000
Development costs	2,250,000
Development costs for future projects	3,000,000
Marketing and distribution costs of product(s)	2,500,000
General operating capital	1,500,000
TOTAL	$10,000,000

If 17,500,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$562,500
Development costs associated with identified projects	1,687,500
Development costs for future projects	2,250,000
Marketing and distribution costs of product(s)	1,875,000
General operating capital	1,125,000
TOTAL	$ 7,500,000

If 10,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$375,000
Development costs associated with identified projects	1,125,000
Development costs for future projects	1,500.000
Marketing and distribution costs of product(s)	1,250,000
General operating capital	750,000
TOTAL	$ 5,000,000

If 5,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$ 187,500
Development costs associated with identified projects	562,500
Development costs for future projects	750,000
Marketing and distribution costs of product(s)	625,000
General operating capital	375,000
TOTAL	$ 2,500,000

The above figures represent only estimated costs for the next 12 months.

Notes: 1. Development cost related “Future projects” include the same as those listed in Note 1 with the additional expense of travel to potential to potential members and suppliers as well as additional software related developments.

2. “Marketing and distribution costs” includes, but is not limited to, preparation of printed materials, digital marketing, webinars, travel to meet with potential investors/buyers, etc. Initially the print and digital marketing work will be outsourced, but the Company may elect to hire a full-time marketing director.

3. “Identified Projects” include, but is not limited to, the following: BARSTOOL SPORTS USA) and 2DB of London, England.

Item 7: Description of Business

Our Company

We were originally incorporated in the State of Nevada on June 15, 2020

Our corporate business address is: 6351 Henson Street, Suite C, Las Vegas, NV 89118. Our telephone number is 888-884-8834. Our E-Mail address is info@Skybox.com.

The address of our web site is www.Skybox.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

About the company. SKYBOX SPORTS NETWORK (SKYBOX), a Nevada Corporation, is a new age digital media corporation that transmits informative and entertaining live sports, financial and news content via high-quality LED ticker signs for commercial and consumer clients. The company manufactures, markets, and distributes custom LED displays — and provides advertising and subscription-based news content to “fancaves”, households, restaurants, hotels, brokerage offices, sports venues, casinos and others throughout Canada and the US.

SKYBOX specializes in Live Sports, Financial Stocks and News information.

SKYBOX manages relevant and entertaining news content in proprietary color formats and graphics from our own fully staffed newsroom and third-party content providers.

SKYBOX signage is visible from a few to several hundred feet creating a cost-effective solution for tens of thousands public and private venues.

SKYBOX plans to be the leading client-specific content provider, broadcasting content services and specialized messages throughout North America. The company's recent creative and technological innovations have now paved the way for dramatic growth over the next several years that includes development and launch of the world's first affordable Wi- Fi consumer-based products.

Poised for growth. SKYBOX has remained focused on its core competency of "Intelligent Signage Solutions" by designing and manufacturing our own proprietary brands of turnkey solutions for new age digital signage markets. We are able to keep costs down driving profit margins per unit while building a strong customer base. We are forecasting 2020 to be a breakout year for product and engineering development with many new platforms and products.

Based on excellent margins for the hard and soft revenue stream of hardware, and content solutions, revenue is generated in perpetuity with the potential for tens of thousands of displays worldwide through establishing local distribution.

SKYBOX has plans to establish itself as the worldwide leader in live Ticker technology with fun entertaining products, displaying light, color, and motion.

SKYBOX has cultivated significant strategic advantages in the marketplaces:

●	Invention and development of the world's first affordable, consumer based live ticker for home, office, and retail use.
●	Low-cost pay-per-view news content feeds.
●	Numerous brand licensing opportunities with large multinational partners for point-of-sale merchandising and advertising.
●	Factory-direct manufacturer with hardware engineered to unique protocols, firmware and scalable cloud-based servers.
●	Highly favorable supplier relationships and cost infrastructure.
●	Patents pending to protect proprietary technology and solutions.
●	Excellent profit margins for both wholesale and retail sales.
●	New game changing proprietary designs are under development and engineering for launch in 2021.
●	Our brands include: Titan Series, Fantasy Sports Tickers, Capping Club and Game Day.
●	All products will be powered by our planned proprietary Intellectual property networks for live content, IP streaming, and messaging applications.
●	Plan to establish a networks operating center (NOC) in Las Vegas scalable to global support

Recurring service revenue. After hardware is sold to a client and installed on-site, recurring revenue for pick-n-pay content services and advertising with (e-commerce functionality) ensures a residual revenue stream for each sign for as many as 10-12 additional years. SKYBOX already has hundreds of recurring clients in place, additional content will fuel monthly revenue growth.

Brand Licensing. Brand licensing agreements with large corporate entities present an outstanding opportunity for high-volume sales and rapid sales growth. Brand licensing partnership agreements, combined with a growing base of consumer clients, suggest a market share potential of tens of thousands of units.

Additional information. SKYBOX has plans to operate its own proprietary networks operating center and newsroom with offices in B.C. Canada, Shenzhen, China and Las Vegas, Nevada.

Recent Legislation. In May 2018 the United States Supreme Court struck down a federal law that bars gambling on professional and college sports paving the way for legalized gambling on sports. There are currently eight states offering sports betting with an estimated thirty more in different states of legalization. SKYBOX unique hardware and software offerings give us a front row advantage as a "Picks and Shovel" provider of products. Restaurant establishments, bars, nightclubs, arena stadiums, casinos, racetracks and millions of home consumers generate demand for our colorful entertaining offerings.

Relationships. SKYBOX plans to established numerous, contract manufacturers and engineers all over the world. Significant importance is our pending relationship with SPORTRADAR, a global sports content provider. SKYBOX will have access to coverage that includes over 40 sports in 800 leagues in 80 countries throughout the world.

In North America Sportradar is the official content provider to the NFL, NBA, NHL, NASCAR and numerous other leagues and federations. Their advisory board and shareholders include Ted Leonsis, Mark Cuban and Michael Jordan. A small percentage of the company recently sold for 2.4 billion dollars.

SKYBOX has also recently announced two significant new pending marketing relationships with BARSTOOL SPORTS and 2DB of London, England. Skybox is negotiating these relationships at this time, and hope to execute them when possible, but these relationships are not in place at this time. There is also no assurance that Skybox will be able to execute these relationships due to time delays or lack of funds. Both BARSTOOL and 2DB will provide significant marketing channels for Skybox’s products and services. These are pending, future opportunities that will depend on sufficient capital being raised.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Competition

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly.

Employees and Employment Agreements

Mr. Ron Frederickson is currently the sole, uncompensated employee, and as such will have the flexibility to work on our business as required to execute the business plan and are prepared to devote more time to our operations as may be required.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our directors and officers.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development of our business plan.

Intellectual Property

We do not currently hold rights to any intellectual property rights.

Research and Development

Since our inception to the date of this Offering Circular, we have spent $1,000 on research and development activities.

Reports to Security Holders

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website at: http://www.sec.gov/cgi-bin/browse-edgar?company=vortex+brands&owner=exclude&action=getcompany .. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each stockholder:

       1.       Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s, website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A. The Company may in the future file a Form 8-A and elect to come under the Exchange Act and it’s reporting requirements, but there is no assurance the Company will elect to do so.

2.       Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on June 30, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and available for viewing by the stockholders.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial conditions, or results of operations. We may become involved in material legal proceedings in the future.

Governing Law, and Venue.  This Agreement shall be construed in accordance with, and governed by, the laws of the District Court of the Clark County Judicial District of the State of Nevada for any claim as to which the Clark County District Court of the State of Nevada has jurisdiction. Unless any claim as to which the Clark County District Court of the State of Nevada determines there is an indispensable party not subject to the jurisdiction of the Clark County District Court of the State of Nevada (and the indispensable party does not consent to the personal jurisdiction of the Clark County District Court of the State of Nevada within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Clark County District Court of the State of Nevada, or for which the Clark County District Court of the State of Nevada does not have subject matter jurisdiction. This provision does not, nor is intended to, apply to claims under the Federal securities laws. This exclusive legal forum provision could add significant cost, discourage claims, and limits the ability of investors to bring a claim in a more favorable legal forum or jurisdiction. This provision does not apply to purchasers in secondary transactions.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

·	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more.

·	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement.

·	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

·	the date on which we are deemed to be a “large, accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Going Concern

Our auditors have expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Item 8: Description of Property

The main office is under a monthly lease executed on a June 15th, 2020 with and is located at 6351 Henson Street, Suite C Las Vegas, Nevada. 89118. Our monthly rental rate is $2500.00

Item 9: Management’s Discussion and Analysis of Financial Condition and Results of Operation

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

SKYBOX SPORTS NETWORK (SKYBOX), a Nevada Corporation, is a new age digital media corporation that transmits informative and entertaining live sports, financial and news content via high-quality LED ticker signs for commercial and consumer clients. The company manufactures, markets, and distributes custom LED displays — and provides advertising and subscription-based news content to “fancaves”, households, restaurants, hotels, brokerage offices, sports venues, casinos and others throughout Canada and the US.

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, most of our time has been spent refining and implementing our business plan.

During the period from inception (June 15, 2020) through June 30, 2020 we did not generate any income. We incurred total operating expenses of $15.00 consisting of $15.00 in bank service charges. Our net loss for the period was $(15.00).

Liquidity and Capital Resources

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception and sustained an accumulated net loss of $(15.00) for the period from inception to June 30, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts. The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

Our director and officers have made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Plan of Operation

The Company has established the following milestones for projected business:

I.	Qualification of its filing through to the six-month following:

·	Raise approximately $250,000 in equity capital through the Reg A Offering.
·	Finish the development of our pending partnerships with Barstool (USA) and 2B (London, UK).
·	On Board new 50 commercial clients
·	On Board new 300 consumer clients
·	Add 50 new LED Ticker Display Boxes to our inventory at a cost of $1300 per box.
·	Generate approximately $175,000 in revenue.
·	Incur expenses of up to $50,000 on general and administrative, including but not limited to, salaries, rent, legal and accounting, travel, etc.
·	Spend $150,000 in marketing, attracting new potential members/investors, and promoting the branding of our online platform.

II.	Six months to Twelve months:

·	Raise an additional $1.0M in equity capital through the Reg A Offering.
·	On Board an additional 50 new commercial clients.
·	On Board 300 new consumer clients.
·	Add 100 new LED Ticker Display Boxes to our inventory at a cost of $1300 per box
·	Generate approximately $285,000 in revenue.
·	Incur expenses of up to $100,000 in general and administrative, including but not limited to, salaries, rent, legal and accounting, travel, etc.
·	Spend up to $400,000 in marketing, attracting new members and suppliers and expanding our markets to additional states.
·	Identify new areas of expansion.

III.	Twelve to Eighteen months:

·	Raise an additional $1.50M in equity capital through the Reg A Offering.
·	On Board an additional 75 new commercial customers
·	On Board 500 new consumer clients
·	Generate approximately $590,000 in revenue

·	Incur expenses of up to $600,000 in general and administrative, including but not limited to, salaries, rent, legal and accounting, travel, etc.
·	Spend up to $500,000 marketing, attracting new members and suppliers and expanding our markets to additional states.
·	Begin development of additional product offerings for our members.
·	Identify new areas of expansion.

I.	Eighteen to Twenty-Four months:

·	Raise an additional $1.50M in equity capital through the Reg A Offering.
·	On Board an additional 100 new commercial customers.
·	On Board 1,000 new consumer clients
·	Achieve positive cash flow for the Company.
·	Generate approximately $1,000,000 in revenue.
·	Incur expenses of up to $650,000 in general and administrative, including but not limited to, salaries, rent, legal and accounting, travel, etc.
·	Spend up to $500,000 marketing, attracting new members and suppliers and expanding our markets to additional states.
·	Complete development of additional product offerings for our members.
·	Identify new areas of expansion.

These are estimates and approximations and there is no assurance the Company will be able to hit these exact numbers. There may some fluctuation due to real estate market pressures, competition for potential properties, and the varying regulatory environment in various states.

The Company has established a minimum annual operating budget of $500,000 to cover general and administrative (salaries, rent, IT, etc.), product marketing, legal and accounting, transfer agent fees, and miscellaneous expenses. If the Company cannot raise $500,000 in this offering or through profits within 12 months, it will cease to operate.

Trends and Key Factors Affecting Our Performance

We plan to invest significant resources to accomplish our goals, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly manufacturing costs, marketing costs, installation costs, distribution costs, maintenance costs, and overhead. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

The Company has established a minimum annual operating budget of $1,500,000 to cover general and administrative (salaries, rent, IT, etc.), product marketing, legal and accounting, transfer agent fees, and miscellaneous expenses. If the Company cannot raise $1,500,000 in this offering or through profits within 12 months, it will cease to operate.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in the notes to our financial statements for the period ended July 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Item 10: Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office	Approximate Hours Per Week
Ronald Frederickson	CEO, Chairman, Director, Compliance	66	From June 1, 2020 to Present	As required

(1)	All addresses shall be c/o the company

Ronald Frederickson, President, CEO, Compliance Officer

Ronald Frederickson, CEO/Compliance/Director: Mr. Frederickson has an extensive business and entrepreneurial background with years of experience as the president and CEO of two previous corporations and is recognized as an ever-present forward-looking thinker. With senior positions in corporate development, sales, engineering and management Mr, Frederickson has most recently held the position of President with Ticker Communications Inc. (a Canadian based company) for the past 6 years, leading the strategic partnerships and corporate development team.

Ron has committed his activities as a founder of Skybox Sports Network in identifying and delivering a high level of quality to the customers. His innate ability to work with industry professionals and build on relationships has positioned SSN in its most recent and most significant pending Agreements. Hands-on and ever present, Ron finds the time to bring new business to Skybox Sports Network.

Corporate Governance

Recent Federal legislation has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of four individuals, one of them being our executive officer and another one of them being our financial officer with our final two as directors. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our officers and directors and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our directors plan to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our board and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Item 11: Compensation of Directors and Executive Officers

Name (1)	Capacities in which Compensation was Received (2)	Cash Compensation 2019	Cash Compensation 2020	Other Compensation	Total Compensation
Ronald Frederickson	CEO, President, Director	-	-	-	-

Item 12: Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of September 30, 2018 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

·	Each of our Directors and the named Executive Officers.
·	All our Directors and Executive Officers as a group; and
·	Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock
·	All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 2,000,000 shares of common stock outstanding as of June 30, 2020. Unless otherwise noted below, the address of each person listed on the table is c/o SKYBOX SPORTS NETWORK INC.

	Common Shares Beneficially Owned Prior to Offering		Common Shares Beneficially Owned After the Offering

Name and Position of Beneficial Owner	Number	Percent	Number	Percent	Number

Ronald Frederickson – CEO/Director	2,000,000	100%	2,000,000	9.09%	2,000,000
Total:	2,000,000	100%	2,000,000	9.09%	2,000,000

Item 13: Interest of Management and Others in Certain Transactions

Related Party Transactions

Ronald Frederickson was issued 2,000,000 common shares of stock in exchange for capital into the company of $20,100.

The Company’s officers and directors own the majority of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

·	Election of the Board of Directors
·	Removal of any Directors
·	Amendments to the Company’s Articles of Incorporation or bylaws.
·	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Item 14: Securities Being Offered

We are offering 20,000,000 common shares. We have authorized capital stock consisting of 750,000,000 shares of common stock, $0.0001 par value per share. As of the date of this filing, we have 2,000,000 shares of Common Stock, issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

None.

Options and Warrants

None.

Legal Matters

The validity of the securities offered by this Offering Circular has been passed upon for us by Mark E. Pena, Esq..

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

SKYBOX SPORTS NETWORK INC. CO.

To the Board of Directors

Skybox Sports Network, Inc.

INDEPENDENT AUDITORS’ REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Skybox Sports Network, Inc. which comprise the Balance Sheet as of June 30, 2020, and the related statements of Operations, Statement of Stockholder’s Equity, and Cash Flows for the period from June 15, 2020 (inception) to June 30, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has not generated any revenues since inception and sustained an accumulated net loss of $(15) for the period from inception to June 30, 2020. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. My opinion is not modified with respect to this matter.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skybox Sports Network, Inc., as of June 30, 2020, and the results of its operations and its cash flows for the period from June 15, 2020 (inception) to June 30, 2020 in accordance with accounting principles generally accepted in the United States of America.

Denver, Colorado

September 30, 2020

Balance Sheet

Skybox Sorts Network Inc

June 30, 2020

$
Assets
Total Cash and Bank	20,085
Total Other Current Assets	—
Total Long-term Assets	—
Total Assets	20,085

Liabilities
Total Current Liabilities	—
Total Long-term Liabilities	—
Total Liabilities	—

Commitment and Contingencies

Stockholder's Equity:
Common Stock	200
Additional paid in capital	19,900
Total Retained Earnings (Deficit)	(15.00)
Total Equity	20,085

(See accompanying notes to these financial statements)

Income Statement

Skybox, Inc

From Inception (June 15, 2020) to June 30,2020

$
Total Income	—

Total Cost of Goods Sold	—

Gross Profit	—

Operating Expenses
Bank Service Charges	15
Total Operating Expenses	15

Net Income (Loss)	(15)

Average Shares Outstanding	2,000,000

Net Loss Per Common Share	0

(See accompanying notes to these financial statements)

Statement of Stockholder’s Equity

Skybox, Inc

$
Common Stock, $0.0001 par value, 75,000,000 shares authorized, 2,000,000 shares issued for cash	200
Additional paid-in-capital contributed	19,900

Retained earnings	(15)

Total stockholders’ equity	(20,085)

(See accompanying notes to these financial statements)

    Cash Flow Statement Skybox, Inc

From Inception (June 15, 2020 to June 30, 2020)

$
Operating Activities

Expenses	(15)
Net loss from Operating Activities	(15)

Financing Activities

Sale of common stock	20,100
Other	—
Net Cash from Financing Activities	20,100

Net Cash	$20,085
Net Cash beginning	—
Net Cash ending	$20,085

(See accompanying notes to these financial statements)

Skybox Sports Network Inc.

NOTES TO FINANCIAL STATEMENTS

For Period Ending June 30, 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Skybox Sports Network, Inc. (the “Company”) was incorporated in the State of Nevada on June 15, 2020. The Company is in the development stage whose purpose is to provide sports media and information to commercial and private subscribers in the legal gaming community.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in bank only.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”) and Accounting Standards Codification (“ASC”) Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers (“ASC 340-40”), (collectively, “Topic 606”). On June 30, 2020, the Company adopted Topic 606. ASU 2014-09 requires entities to recognize revenue through the application of a five-step model, which includes identification of the contract, identification of the performance obligations, determination of the transaction price, allocation of the transaction price to the performance obligations and recognition of revenue as the entity satisfies the performance obligations. The Company implemented ASU 2014-09 for the annual reporting period as of June 30, 2020, which resulted in no changes to our financial statements as there is no revenue reported in the year presented.

Earnings Per Share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” Basic earnings (loss) per share (“EPS”) is computed by dividing net profit/loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. The number of common shares that are exercisable or converted into common stock is not material to effect diluted EPS results.
Further, since the Company showed a loss for the period presented, basic and diluted loss per share are the same for the period.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of June 30, 2020, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Year End

The Company has chosen a June 30th year end for accounting purposes.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $(15) for the period from inception to June 30, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

Management plans to raise significant capital through investors to capitalize its business plan.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period ended June 30, 2020 to the Company’s effective tax rate is as follows:

Income tax expense at statutory rate	$
Change in valuation allowance		0
Income tax expense per books		$0-

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets for the period ended June 30, 2020 are as follows:

Net Operating Loss	$(15)
Valuation Allowance	15
Net deferred tax asset	$—

The Company has approximately $(15) of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 – COMMITMENT AND CONTINGENCIES

The Company entered into a monthly sub-lease agreement with Tickercom.net for office space in Las Vegas, NV executed on 06/01/2020 at a rate of $1500.00/month and becomes effective August 1, 2020.

NOTE 6 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

The Company has no authorized preferred shares at this time but may deem it advisable to authorize one or more class(es) of Preferred Stock

The Company ownership contributed $20,100 for operating purposes in exchange for 2,000,000 common shares. These shares were authorized by the Board on June 25th, 2020 and are subject to issuance by the Transfer Agent.

NOTE 7 – CONSULTING SERVICES

The Company entered into a consulting agreement to begin on July 3rd, 2020 with Koch Partners International (USA) to provide ongoing consulting services for the establishment and ongoing development of the Company. The payment for services is $35,000 over a 12-month period.

NOTE 8 – SUBSEQUENT EVENTS

Management evaluated subsequent events of the Company through June 30, 2020, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

PART III – EXHIBITS

Index to Exhibits

Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date

2A*	Articles of Incorporation, as filed with the COLORADO Secretary of State
2B*	By-Laws of the Company
4*	Sample Subscription Agreement
11*	Auditor Consent
12*	Opinion of Legality

_______

* Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 8, 2020.

SKYBOX SPORTS NETWORK INC.

By:	/s/ Ronald Frederickson
Name:	Ronald Frederickson
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Ron Frederickson	Chief Executive Officer, Director, Principal Executive Officer, Principal Financial Officer	December 10, 2020